                                                                     EXHIBIT 4.5


                             REGISTRATION AGREEMENT


               THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May ____, 2001, between L90, Inc., a Delaware corporation (the "Company") and Novus List Marketing, LLC, a Minnesota limited liability company ("Investor").

               The parties to this Agreement are parties to that certain Asset Purchase Agreement, dated of even date herewith (the "Purchase Agreement") among the Company, Investor and Henry A. Cousineau III. In order to induce Investor to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 5 hereof.

               The parties hereto agree as follows:

               1.  Demand Registration.

               (a) Request for Registration. Subject to the other provisions herein, at any time after the six (6) month period following the Closing Date, the holders of at least a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 provided that Company is eligible to register securities on Form S-3 under the Securities Act or on Form S-1 in the event that the Company is not eligible to register securities on Form S-3 under the Securities Act (a "Short-Form Registration"). The holders of Registrable Securities shall be entitled to request one (1) Short-Form Registration for which the Company shall pay all Registration Expenses (as defined in Section 3 hereof) up to $10,000; provided, however, that the aggregate offering value of the Registrable Securities requested to be registered in such Short-Form Registration must equal at least $1,000,000 or must constitute all of the Registrable Securities. The request for a Short-Form Registration shall be in writing and specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Company shall cause such Short-Form Registration to be declared effective by the Securities and Exchange Commission no later than the six (6) month anniversary of the date of this Agreement.

                (b) Lock-Up. As a condition to registering the Registrable Securities of any holder thereof, such holder shall, upon submitting a request for registration pursuant to this Agreement, deliver to the Company a duly executed agreement in substantially the form attached hereto as Exhibit A.



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               2. Registration Procedures. Whenever the holders of Registrable
Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

               (a) prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 or Form S-1, as applicable, with respect to such Registrable Securities;

               (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

               (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;



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               (g) provide a transfer agent and registrar for all such
Registrable Securities not later than the effective date of such registration statement; and

               (h) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order.

                        3. Registration Expenses. Expenses incident to the Company's performance of, or compliance with, this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions (which shall be borne pro rata by the holders of Registrable Securities included in such registration) and excluding fees and disbursements of any counsel retained by any holder of Registrable Securities included in such registration (which shall be borne by such holder)) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company up to $10,000 in the aggregate. Registration Expenses in excess of $10,000 shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

               5.     Indemnification.

               (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the


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meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder.

               (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

               6.     Definitions.

               (a) "Registrable Securities" means (i) any Common Stock issued to Investor pursuant to the Purchase Agreement and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise or in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been


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effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

               (b) "Subsidiary" of a Person means any corporation, partnership, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled, directly or indirectly, by such Person or by one or more of such subsidiary entities, or both.

               (c) "Person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and any other entities.

               (d) Other capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

               6.     Miscellaneous.

               (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

               (b) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

               (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

               (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

               (e) Transfer of Registration Rights. Provided that the Company is given written notice by the holder of Registrable Securities at the time of any transfer of Registrable Securities by such holder stating the name and address of the transferee of such Registrable Securities and identifying the securities with respect to which the rights under this Agreement are being assigned, the rights of a holder of Registrable Securities under this Agreement may be transferred in whole or in part at any time to any such transferee, so long as such transfer of


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securities is in accordance with all applicable state and federal securities laws and regulations and so long as such transferee agrees in writing to become subject to the provisions of this Agreement as if such transferee was a party hereto.

               (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by facsimile), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

               (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               (i) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

               (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investor or the Company, as applicable, at the address indicated below:

                      Company:      L90, Inc.
                                    4499 Glencoe Avenue
                                    Marina del Rey, CA 90292
                                    Attn:  Chief Executive Officer
                                    Telecopy: 310-578-9942

                      Investor:     Novus List Marketing, LLC
                                    Attn. Scott T. Jagodzinski
                                    13605 First Avenue North
                                    Plymouth, Minnesota  55441


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                                    Telecopy: 763-476-7701

                                    with a copy to:

                                    Fafinski Mark & Johnson, P.A.
                                    Attn. Robert R. Fafinski, Jr.
                                    6600 City West Parkway
                                    Suite 300
                                    Eden Prairie, MN 55344
                                    Telecopy: 952-995-9577

                                   *     *     *     *    *



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                         [REGISTRATION RIGHTS AGREEMENT]




               IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                    COMPANY:

                                    L90, INC.


                                    By: _______________________________
                                           Name:
                                           Title:


                                    INVESTOR:

                                    NOVUS LIST MARKETING, LLC


                                    By: _______________________________
                                       Name:
                                       Title:



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                                    EXHIBIT A

                                LOCK-UP AGREEMENT


                                                              ___________, 200__

L90, Inc.
4499 Glencoe Avenue
Marina del Rey, CA 90292


        Re:  Novus List Marketing

Ladies and Gentlemen:

               Pursuant to Section 1(b) of that certain Registration Rights Agreement (the "Agreement"), dated May ____, 2001, between L90, Inc., a Delaware corporation ("L90") and Novus List Marketing, LLC ("NLM"), the undersigned hereby agrees that the undersigned will not, without the prior written consent of L90, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of fifty percent (50%) of the shares of common stock, par value $.001, of L90 held by the undersigned registered pursuant to the terms of the Agreement for a period of ninety (90) days following the effectiveness of the registration statement pursuant to which such shares are registered.

               Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock are transferred from the undersigned shall be bound by the terms of this Agreement.


                                         Very truly yours,


                                         By:________________________
                                         Name:


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